SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation	(Jurisdiction of Incorporation
or Organization)	or Organization)
Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-162822 and 333-162822-01
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
on Which
Title of Each Class	Each Class is to be
to be so Registered	Registered

6.875% Guaranteed Notes due 2039	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to Be Registered.
For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 6 through 18 of the Prospectus dated November 3, 2009 included in the Registration Statement on Form F-3 of Vale Overseas Limited (the “Company”) and Vale S.A. (the “Guarantor”) (Registration Nos. 333-162822 and 333-162822-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-8 through S-9 and S-11 through S-17, respectively, of the related Prospectus Supplement, dated November 3, 2009, which information is incorporated by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
99(A). Prospectus dated November 3, 2009 and Prospectus Supplement dated November 3, 2009, incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on November 3, 2009.
99(B). Form of Global Note (included in the Tenth Supplemental Indenture, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on November 12, 2009).
99(C). Form of Amended and Restated Indenture among the Company, the Guarantor and The Bank of New York, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).
99(D). Form of Tenth Supplemental Indenture among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on November 12, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

VALE S.A. (Registrant)
By:	/s/ Luciana Ribeiro da Costa Werner
	Name:	Luciana Ribeiro da Costa Werner
	Title:	Attorney-in-Fact

By:	/s/ Adriana Barbosa Areias
	Name:	Adriana Barbosa Areias
	Title:	Attorney-in-Fact

VALE OVERSEAS LIMITED (Registrant)
By:	/s/ Luciana Ribeiro da Costa Werner
	Name:	Luciana Ribeiro da Costa Werner
	Title:	Attorney-in-Fact

By:	/s/ Adriana Barbosa Areias
	Name:	Adriana Barbosa Areias
	Title:	Attorney-in-Fact

Date: November 10, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)	Prospectus dated November 3, 2009 and Prospectus Supplement dated November 3, 2009, incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on November 3, 2009.

99(B)	Form of Global Note (included in the Tenth Supplemental Indenture, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on November 12, 2009).

99(C)	Form of Amended and Restated Indenture among the Company, the Guarantor and The Bank of New York, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 of the Company filed on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(D)	Form of Tenth Supplemental Indenture among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on November 12, 2009.